                                                                        EX 10.8


-------------------------------------------------------------------------------


                          EXCLUSIVE CUSTOMER AGREEMENT

                                 by and between

                                   BOLLE INC.

                                      and

                                ALYN CORPORATION

                                  dated as of

                                October 23, 1997


-------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                                                             Page

ARTICLE 1.  DEFINITIONS...........................................................................................1


ARTICLE 2.  DESIGN OF PRODUCT; MANUFACTURE OF PRODUCT.............................................................3

            2.1. Design...........................................................................................3
            2.2. Tooling..........................................................................................4
            2.3. Manufacturing....................................................................................4

ARTICLE 3.  PURCHASE PRICE AND PAYMENT TERMS......................................................................4

            3.1. Purchase Price...................................................................................4
            3.2. Payment Terms....................................................................................4

ARTICLE 4.  PURCHASE ORDERS AND DELIVERY..........................................................................5

            4.1. Quantity.........................................................................................5
            4.2. Purchase Orders..................................................................................5
            4.3. Acceptance and Acknowledgment....................................................................5
            4.4. Order Discrepancy................................................................................5
            4.5. Substantial Performance..........................................................................5
            4.6. Return Policy....................................................................................5
            4.7. Point of Delivery and Risk of Loss...............................................................6
            4.8. Invoice..........................................................................................6
            4.9. Taxes............................................................................................6
            4.10. Title to Non-Conforming, Product................................................................6
            4.11. Designation of Carrier, Freight and other Related Charges.......................................6

ARTICLE 5.  EXCLUSIVE CUSTOMER RELATIONSHIP.......................................................................6

            5.1. Maintenance of Exclusivity; Related Sole Remedy..................................................6
            5.2. Continuing Development...........................................................................7
            5.3. Display of Boralyn(Registered Trademark)(Registered Trademark) Name
                  and Trademark...................................................................................7
            5.4. Marketing Effort by Bolle........................................................................7
            5.5. Right to Approve Bolle Promotion Protocol........................................................8
            5.6. Right to Approve Alyn Advertisements.............................................................8
            5.7. Bolle's Sole Control of Customer Matters.........................................................8
            5.8. Survival of Certain Provisions...................................................................8

ARTICLE 6.  REPRESENTATIONS AND WARRANTIES OF ALYN................................................................9

            6.1. Authority; Binding Effect........................................................................9
            6.2. Patents, Trademarks and Lawsuits.................................................................9
            6.3. Warranties......................................................................................10

ARTICLE 7.  REPRESENTATIONS AND WARRANTIES OF Bolle..............................................................10

            7.1. Authority; Binding Effect.......................................................................10
            7.2. Warranties......................................................................................10

ARTICLE 8.  CONFIDENTIALITY AND INVENTIONS.......................................................................11

            8.1. Disclosure of Confidential Information..........................................................11
            8.2. Exclusions from Confidential Information........................................................11
            8.3. Term of Confidential Obligations................................................................12


                                      (i)

            8.4. Inventions......................................................................................12
            8.5. Transfer of Ownership; Return of Information....................................................12

ARTICLE 9.  INDEMNIFICATION......................................................................................13

            9.1. Indemnification by Alyn.........................................................................13
            9.2. Indemnification by Bolle........................................................................13

ARTICLE 10.  TERMINATION.........................................................................................14

            10.1. Term...........................................................................................14
            10.2. Termination By Non-Breaching Party.............................................................14
            10.3. Effect of Termination..........................................................................14

ARTICLE 11.  INSURANCE...........................................................................................15

            11.1. Required Limits................................................................................15
            11.2. Certificates of Insurance......................................................................15

ARTICLE 12.  PUBLICITY...........................................................................................16


ARTICLE 13.  MISCELLANEOUS.......................................................................................16

            13.1. Governing Law..................................................................................16
            13.2. Counterparts...................................................................................16
            13.3. Headings.......................................................................................17
            13.4. Severability...................................................................................17
            13.5. Force Majeure..................................................................................17
            13.6. Notices........................................................................................17
            13.7. Waiver, Modification of Agreement..............................................................18
            13.8. Entire Agreement...............................................................................18
            13.9. Assignment.....................................................................................19
            13.10. Remedies......................................................................................19
            13.11. Superseding Provisions........................................................................19




SCHEDULES AND EXHIBITS

Schedule 1.9               Product Description

Schedule 3.1               Price Schedule

Schedule 4.1               Minimum Purchases To Maintain Exclusive Customer
                           Relationship

Schedule 5.1               Order to be Placed Upon Agreement Signature




                                     (ii)

                  This Exclusive Customer Agreement (referred to hereinafter as the "Agreement") is entered into as of this 23rd Day of October, 1997, by and between BOLLE INC. ("Bolle"), a Delaware corporation, with offices at 555 Theodore Fremd Avenue, Suite B-302, Rye, NY 10580, and ALYN CORPORATION ("Alyn"), a Delaware corporation with executive offices at 16761 Hale Avenue, Irvine, California 92606. Throughout this Agreement, Bolle and Alyn shall be referred to, collectively, as "the Parties" and, each individually, as a "Party."

                             PRELIMINARY STATEMENTS

                  WHEREAS, Alyn has been awarded a U.S. Patent and a Divisional Patent for its boron carbide metal matrix composite known as Boralyn (Registered Trademark), which, among other things, can be used in the manufacture of frames for sunglasses; and

                  WHEREAS, Bolle is engaged, among other things, in the manufacture and sale of sunglasses; and

                  WHEREAS, initially Bolle wishes to buy from Alyn, and Alyn desires to sell to Bolle, pursuant to this Agreement, certain quantities of frames for glasses made from and/or using or incorporating Alyn's patented Boralyn (Registered Trademark) material for the eventual manufacture of sunglasses, upon the terms and conditions set forth herein;

                  NOW, THEREFORE, for and in consideration of the premises and the mutual promises and benefits contained herein, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto hereby agree as follows:

                                   ARTICLE 1.

                                  DEFINITIONS

                  As used in this Agreement, the following terms shall have the meanings set forth below:

                   1.1. "Affiliate," when used with respect to a party in question, means any natural person, corporation, firm, partnership, or other entity who is an executive officer or director of such party in question or which, directly or indirectly, owns, is owned by, or is under common ownership with such party in question to the extent of more than twenty (20%) percent of the equity having the power either to vote on or to direct the affairs of such party in question, or otherwise controls, is controlled by or is under common control with such party in question.

                   1.2. "Commercial Alyn Product" shall mean the first Boralyn(Registered Trademark)-based frame components for sunglasses assembled by Bolle into completed units that meet the design specifications and acceptance criteria prescribed in Section 2.1 hereof and that are suitable for such assembly by Bolle in commercial volume.

                   1.3. "Confidential Information" means all proprietary Know How (as hereinafter defined). As used herein, the term "Alyn Confidential Information" shall mean Confidential Information that is proprietary to Alyn; the term "Bolle Confidential Information" shall mean Confidential Information that is proprietary to Bolle; and the term "Joint Confidential Information" shall mean Confidential Information that is first developed during discussions between the parties under this Agreement and that is identified as Confidential Information by either Party.

                   1.4. "Delivery Date" means any date upon which a Product is to be delivered by Alyn pursuant to a Purchase Order from Bolle.

                   1.5. "Effective Date" shall mean date of final signatures to this Agreement.

                   1.6. "Know How" means all data, instructions, processes, formula, expert opinions, and information relating to the manufacture, use, sale, marketing, or marketing forecasts, or information of a commercial nature regarding a Product or any Bolle Product. Know How shall include, without limitation, all chemical, toxicological, physical, analytical, safety, quality control, manufacturing and other data and information relating to the manufacture, fabrication, use, or sale of any Product or any Bolle Product.

                   1.7. "Month" means any calendar month; "Sales Quarter" means any three (3) consecutive Months within, and forming a quarterly portion of, a Sales Year; "Year" means any twelve (12) consecutive Months; and "Sales Year" means any consecutive twelve (12) Month period comprised of four (4) consecutive Sales Quarters.

                   1.8. "Non-Conforming Product" means a Product that has been delivered to Bolle hereunder but does not meet the warranty for that Product set forth in Article 6 hereof.

                   1.9. "Product" shall mean, initially upon execution of this Agreement, the Commercial Alyn Product identified in Section 1.2 hereof and
Schedule 1.9 hereto, delivered by Alyn to Bolle in unfinished form in accordance with the design specifications and acceptance criteria prescribed in
Section 2.1 hereof that relate thereto, and, thereafter, the term "Product" or "Products" shall also mean any subsequent or additional Boralyn (Registered Trademark)-based eyeglass components that are assembled by Bolle into a sunglasses that meet design specifications and acceptance criteria prescribed therefor by Bolle in commercial volume, and that is or has been added to
Schedule 1.9 hereafter by mutual agreement of the Parties.

                   1.10. "Purchase Order," when used with respect to a Product, shall mean a written and binding order on behalf of Bolle submitted to and accepted by Alyn with respect to the delivery of such Product by Alyn to Bolle, all in accordance with the terms and provisions hereof.

                   1.11. "Purchase Price" shall have such meaning as is set forth in Section 3.1 of this Agreement.

                   1.12. "Unit" consists of a frame with temples, as cast and trimmed prior to finishing, hinges, nose pads and other items that are capable of being assembled by Bolle into sunglasses, and that initially is a Commercial Alyn Product (as defined in Section 1.2 hereof) and thereafter is a Product (as defined in Section 1.9 hereof), that is designed to yield Bolle Product in accordance with the design specifications set forth in Section 2.1 hereof.

                   1.13. "Design" shall have the meaning set forth in Section
2.1 of this Agreement.

                   1.14. "Patents and Trademarks" shall have the meaning set forth in Section 6.2 of this Agreement.

                   1.15. "Manufacturing Plant" shall have the following meanings:

                           (a) an "Alyn Manufacturing Plant" shall mean any
plant or facility at which one or more Products (including a Commercial Alyn Product) is manufactured and that is owned or operated by Alyn or one of its Affiliates, and shall include (but not be limited to) Alyn's facility at Irvine, California;

                           (b) an "Alyn-Approved Manufacturing Plant" shall
mean any plant or facility that is not owned or operated by either of the Parties, but is approved by Alyn and at which the manufacture of one or more Products (including a Commercial Alyn Product) is under the sole, direct supervision and control of Alyn;

                   1.16. "Bolle Product" shall mean completed sunglasses that have been assembled by Bolle from a Product, including initially a Commercial Alyn Product.

                                   ARTICLE 2.

                   DESIGN OF PRODUCT; MANUFACTURE OF PRODUCT

                   2.1. The design of each Product (the "Design") shall be in accordance with approved specifications of Bolle as set forth in drawings, in other suitable written or CAD data or physical model format, or in such other form as is customarily used by Bolle, and delivered to Alyn by Bolle. Bolle shall also specify in writing to Alyn the acceptance criteria and anticipated testing procedures that Bolle will apply to each Product. Alyn and Bolle shall cooperate with each other in connection with the development of each Design. The Design of each Product is and shall be considered proprietary to Bolle, and Alyn shall not sell or distribute any Product to any third party or use any Design, or cooperate with others in using the Design. The acceptance of a Design in final form will be the responsibility of Bolle, which acceptance shall be signified in writing delivered to Alyn.

                   2.2. Tooling. After the approval by Bolle of the Design for each Product (including the Commercial Alyn Product), Alyn shall develop the proper tooling for the manufacture of such Product in the form in which it is to be delivered to Bolle. Bolle shall pay for tooling, prototype and production, for the units. The price for tooling for one Design is $65,000. For additional Designs, the incremental cost for tooling shall be $15,000 per Design. Bolle shall, at its expense, develop the proper tools for the completion of the fabrication of that Product into a Bolle Product following Bolle's receipt of such Product from Alyn; the tooling shall remain the property of Bolle.

                   2.3. Manufacturing. Until a Product reaches the stage where it is to be delivered by Alyn to Bolle, such Product shall be manufactured at an Alyn Manufacturing Plant. All processes and materials (other than tooling referred to in Section 2.2 above) used at an Alyn Manufacturing Plant or an Alyn-Approved Manufacturing Plant in the manufacture of any Product, until the Product is shipped to Bolle, remain the sole property of Alyn, provided, however, a Product in completed form, when delivered to Bolle in accordance with the terms and conditions hereof, shall become the property of Bolle.

                                   ARTICLE 3.

                        PURCHASE PRICE AND PAYMENT TERMS

                   3.1. Purchase Price. The Purchase Price for each Product (the "Purchase Price") will be calculated in accordance with Schedule 3. 1, Price Schedule. In all cases, the Purchase Price shall be FOB the applicable Alyn Manufacturing Plant or Alyn-Approved Manufacturing Plant, as the case may be, in the United States, with all freight, shipping, taxes and other similar charges being borne by Bolle.

                   3.2. Payment Terms. Bolle shall pay the Purchase Price for a given Product (if it is not a Non-Conforming Product) within forty-five (45) days of the receipt of such Product by Bolle at Bolle's facility. If Bolle makes such payment within ten (10) days of the receipt of the Product, Bolle shall be entitled to a one (l%) percent discount on the Purchase Price. The payment shall be increased by a late fee of one and one-half (1 1/2%) percent of the Purchase Price for any Product received by Bolle for each thirty (30) calendar day period that payment is past due.

                                   ARTICLE 4.

                          PURCHASE ORDERS AND DELIVERY

                   4.1. Quantity. Solely for the purpose of facilitating Alyn's production planning and organization, Bolle shall, at least one (1) month prior to the beginning of each Calendar Year reflected in Schedule 4.1 hereto, provide Alyn in writing a forecast with respect to Bolle's anticipated minimum quantities for each Product for such Calendar Year, and thereafter Bolle shall, at the beginning of each Calendar Quarter within such Calendar Year advise Alyn in writing of any change in such anticipated minimum quantities. The advice and Forecast provided by Bolle to Alyn under this Section 4.1 shall not be a binding purchase commitment by Bolle and shall not constitute a Purchase Order.

                   4.2. Purchase Orders. Bolle shall submit to Alyn Purchase Orders specifying, subject to Section 4.1, the quantities of Product that Bolle shall purchase and the Delivery Dates of such Product; provided, however, that no Delivery Date shall be less than ninety (90) days (or such shorter period as shall be discussed and developed as the production and delivery process becomes institutionalized in good faith by the Parties) from the date of receipt by Alyn of such Purchase Order, and provided further, however, that Delivery Dates for each Product shall be spaced over a reasonable period on a quarterly and annual basis.

                   4.3. Acceptance and Acknowledgment. Alyn shall accept each Purchase Order, shall acknowledge in writing the receipt and such acceptance of each Purchase Order, and shall confirm Delivery Dates for quantities of Product that are the subject of each Purchase Order.

                   4.4. Order Discrepancy. In the event of any discrepancy between (i) the provisions set forth in this Agreement and (ii) any Purchase Order, Purchase Order confirmation, Order acknowledgment or other communication (whether acknowledged or not) between the Parties relating to an order of Products, the provisions of this Agreement shall prevail unless otherwise mutually agreed in writing.

                   4.5. Substantial Performance. The obligation of Alyn, pursuant to any Purchase Order, to supply a particular amount of Product on a Delivery Date shall be deemed satisfied upon delivery by Alyn of no less than 95% of the amount of Product specified.

                   4.6. Rerturn Policy. Bolle agrees that Bolle shall not be permitted to return to Alyn any Product delivered pursuant to a Purchase Order for credit, unless such goods constitute Non-Conforming Products.

                   4.7. Point of Delivery and Risk of Loss. Product shall be delivered FOB the Alyn Manufacturing Plant or the Alyn-Approved Manufacturing Plant in the United States, as the case may be, and Alyn shall provide Bolle with written notice of delivery of such Product. The risk of loss shall pass to Bolle upon receipt of the Product by Bolle's authorized agents at that facility. Bolle will confirm delivery, in writing, within three (3) business days of receipt of Product. Bolle will be responsible for payment for all Product shipped according to the terms of this Agreement.

                   4.8. Invoice. Upon delivery of the Product in accordance with a Purchase Order, Alyn shall present to Bolle an invoice for the quantity of the Product covered thereby, in each case at the Purchase Price determined pursuant to the terms of Article 3.

                   4.9. Taxes. Any federal, state, county, or municipal sales or use tax, excise, or similar charge, or any other tax assessment (other than that assessed against income), or other charge lawfully assessed or charged by any governmental agency or authority on the sale, use, or transportation of any Product pursuant to this Agreement shall be paid by the Party against whom such tax or charge is assessed.

                   4.10. Title to Non-Conforming Product. The Parties agree that title to any Non-Conforming Product shall revert to Alyn or its designee upon return of such Non-Conforming Product by Bolle to Alyn. Non-Conforming product shall be returned at Alyn's expense.

                   4.11. Designation of Carrier; Freight and other Related Charges. Bolle shall be solely responsible for designating and retaining the carrier for shipment of Product to Bolle or for Bolle's account and shall bear all freight, shipping, tax and other similar charges.

                                   ARTICLE 5.

                        EXCLUSIVE CUSTOMER RELATIONSHIP

                   5.1. Maintenance of Exclusivity; Related Sole Remedy

                           (a) In addition to the restriction set forth in
Section 2.1 above, upon the terms and subject to the conditions set forth herein, Alyn hereby agrees that it shall not sell any sunglasses or any frames or components therefor, except for "frame only" prescription glasses, to any person, firm or entity other than Bolle during the Exclusive Period (hereinafter defined). Alyn acknowledges that any sale of prescription glasses shall be to the premium end of the "frame only" market. Alyn shall provide Bolle written notice of its intent to enter into any agreement to manufacture prescription frames, over $100,000 per annum, to any other company at least one week prior to signing any such agreement. Any agreement will acknowledge Bolle's right to sell sunglasses or frames to all channels of distribution, including optical stores.

                           (b) The Exclusive Period shall commence on the Date
of the first commercial shipment of Product from Alyn to Bolle and shall terminate three (3) years after that date. The three (3) year term will be renewed on an exclusive basis for an additional three (3) years if Bolle meets the contractual requirements and agrees to purchase a minimum level of units as outlined in Schedule 4.1.

                           (c) The Agreement shall include an order for 50,000
units to be delivered not later than June 30, 1998, provided Alyn is able to tool and begin production by March 31, 1998. An example of this order is shown on Schedule 5.1. The June 30, 1998 delivery date will be delayed by one day for each day beyond December 1, 1997 by which Bolle is late in delivering final designs to Alyn.

                           (d) If Bolle shall fail to submit Purchase Orders
for the minimum amount of Units of a Product in any Sales Year in accordance with Schedule 4.1, and Alyn shall have delivered written notice thereof to Bolle of such failure in accordance with the provisions hereof and such breach has not been cured within the periods allowed in Schedule 4.1, then the customer relationship between Bolle and Alyn with respect to such Product during the remainder of the Term hereof shall cease to be exclusive.

                           5.2. Continuing Development. As part of their
overall mutual development program, Alyn and Bolle shall each use all reasonable efforts and cooperation to develop techniques and processes for the design and production of Products that will improve Product performance, and any such development will be covered by and be subject to the terms, provisions, respective rights and obligations of this Agreement, without further consideration (except for the payment of the Purchase Price in accordance with, and compliance with the other terms and conditions of, this Agreement).

                   5.3. Display of Boralyn (Registered Trademark) (Registered Trademark) name and Trademark. Alyn agrees that Bolle may market the Bolle products under one or more Bolle Trademarks or Names which shall be proprietary to Bolle. The name "Boralyn (Registered Tradmark)" shall be displayed on any Bolle Product.

                   5.4. Marketing Effort by Bolle. Bolle will commit reasonable marketing resources to actively promote the technical merits of a Boralyn (Registered Trademark) frame for sunglasses, including an initial launch at the March 1998 Vision Expo East show in New York.

                           5.5. Right to Approve Bolle Promotion Protocol.
Samples of the text of all advertising or other promotional material prepared by or for Bolle and referring to Alyn or Boralyn (Registered Trademark) , including but not limited to brochures, radio or television commercials, worldwide web sites, and magazine and newspaper advertisements, shall be submitted at least five (5) business days prior to the first use or publication thereof, to Alyn for its approval, which approval shall not be unreasonably withheld or delayed, provided, however, if any such material shall be required, in the opinion of Bolle's legal counsel, to be filed with the Securities and Exchange Commission in order to comply with any requirement of the Federal securities laws or to be the subject of a press release to satisfy listing requirements of NYSE or other regulatory body, and notice thereof shall be given to Alyn by Bolle, then such five (5) day period shall be adjusted in accordance with such requirement, which shall be specified in such notice. Bolle shall not publish or distribute such advertising or other promotional material unless and until Bolle has received written or facsimile approval thereof from Alyn.

                           5.6. Right to Approve Alyn Advertisements. Samples
of all advertising or other promotional material prepared by or for Alyn and referring to Bolle or any Product, including but not limited to brochures, radio or television commercials, worldwide web sites, and magazine and newspaper advertisements, shall be submitted at least five (5) business days prior to any proposed sale, shipment, publication or other distribution, to Bolle for its approval, which approval shall not be unreasonably withheld or delayed, provided, however, if any such material shall be required, in the opinion of Alyn's legal counsel, to be filed with the Securities and Exchange Commission in order to comply with any requirement of the Federal securities laws or to be the subject of a press release to satisfy listing requirements of NASDAQ (or a stock exchange), and notice thereof shall be given to Bolle by Alyn, then such five (5) day period shall be adjusted in accordance with such requirement, which shall be specified in such notice. Alyn shall not publish or distribute any such advertising or other promotional material unless and until Alyn has received written or facsimile approval thereof from Bolle.

                           5.7. Bolle's Sole Control of Customer Matters. In
entering into this Agreement, each Party acknowledges that, except as herein otherwise expressly provided, Bolle has and shall retain the complete and unfettered right and discretion as to all matters affecting its marketing and sale of all Bolle Products, and nothing in this Agreement shall in any way affect or otherwise restrain Bolle's unilateral and independent pricing decision on the sale or resale (whether at wholesale or retail) of a Bolle Product to any third party.

                           5.8. Survival of Certain Provisions. The rights and
obligations set forth in the provisions of Sections 5.3, 5.4,

5.5 and 5.6 herein shall survive the termination of this Agreement.

                                   ARTICLE 6.

                     REPRESENTATIONS AND WARRANTIES OF ALYN

Alyn represents and warrants to Bolle as follows:

                           6.1. Authority; Binding Effect. Alyn is a
corporation duly organized and existing under the laws of Delaware; Alyn has the corporate power and authority to execute, deliver, and perform this Agreement and the transactions contemplated hereby and the execution and delivery of this Agreement have been duly authorized by Alyn; the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not violate or conflict with any provision of Alyn's Certificate of Incorporation or Bylaws or, to the best knowledge of the individuals signing this Agreement, any agreement, instrument, law or regulation to which Alyn is a party or by which Alyn is Bollend; no governmental or other approval or authorization of this Agreement or the acts or transactions contemplated hereby is required by law or otherwise in order to make this Agreement binding upon Alyn; and this Agreement, and all other instruments required hereby to be executed and delivered to Bolle by Alyn are, or when delivered to Bolle in accordance herewith, will be, legal, valid and binding instruments of Alyn enforceable in accordance with its terms.

                           6.2. Patents, Trademarks and Lawsuits

                           (a) Alyn owns all patents, rights to patents, patent
applications, trademarks and trade names necessary for it to satisfy the conditions of its performance hereunder (the "Patents and Trademarks").

                           (b) The issued Patents and Trademarks are subsisting
and have not been adjudged invalid or unenforceable, in whole or in part, and there is no litigation or proceeding pending or threatened concerning the validity or enforceability of the issued Patents and Trademarks.

                           (c) To the best of Alyn's knowledge, each of the
issued Patents and Trademarks is valid and enforceable.

                           (d) To the best of Alyn's knowledge, there is no
infringement by others of the issued Patents and Trademarks.

                           (e) No claim has been made that the use of any of
the Patents and Trademarks does or may violate the rights of any third person, and to the best of Alyn's knowledge the use of the Patents and Trademarks does not infringe upon the patent or trademark rights of any third party.

                           6.3. Warranties.

                           (a) Alyn warrants to Bolle that each Product
delivered to Bolle pursuant to this Agreement will be of good material and workmanship, free from defects, and conform to the specifications, Design and samples regarding that Product as described in Schedule 1.9 and prescribed in accordance with Section 2.1 of this Agreement. Alyn warrants that all Product will be manufactured according to agreed upon tolerances and material specifications. Tolerances and material specifications will be confirmed on the Alyn Order Acknowledgment provided to Bolle upon acceptance of any Bolle Purchase Order.

                           (b) ALYN MAKES NO REPRESENTATIONS OR WARRANTIES
EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT AND ALYN SHALL HAVE NO LIABILITY OR RESPONSIBILITY FOR, WITH RESPECT TO OR STEMMING FROM ANY PRODUCT EXCEPT (i) AT ITS EXPENSE (INCLUDING FREIGHT CHARGES IN AND OUT) TO PROMPTLY REPAIR OR REPLACE ANY PRODUCT THAT IS DEFECTIVE AND IS RETURNED TO IT and (ii) THAT WHICH IS PROVIDED FOR IN THIS AGREEMENT.

                                   ARTICLE 7.

                    REPRESENTATIONS AND WARRANTIES OF BOLLE

Bolle represents and warrants to Alyn as follows:

                           7.1. Authority; Binding Effect. Bolle Inc., a
corporation duly organized and existing under the laws of the State of Delaware; has the power and authority to execute, deliver, and perform this Agreement and the transactions contemplated hereby, and the execution and delivery of this Agreement have been duly authorized by Bolle. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not violate or conflict with any provision of Bolle's Certificate of Incorporation or Bylaws or, to the best of the knowledge of the individuals signing this Agreement, any agreement, instrument, law, or regulation to which Bolle is a party or by which Bolle is Bollend; no governmental or other approval or authorization of this Agreement or the acts or transactions contemplated hereby is required by law or otherwise in order to make this Agreement binding upon Bolle; and this Agreement, and all other instruments required hereby to be executed and delivered to Alyn by Bolle are, or when delivered will be, legal, valid, and binding instruments of Bolle enforceable in accordance with its terms.

                           7.2. Warranties

                           (a) Bolle represents that its normal product
warranties, as in effect from time to time, shall apply to the Bolle Products.

                           (b) BOLLE MAKES NO REPRESENTATIONS OR WARRANTIES
EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT.

                                   ARTICLE 8.

                         CONFIDENTIALITY AND INVENTIONS

                           8.1. Disclosure of Confidential Information. During
the Term of this Agreement, Alyn will disclose Alyn Confidential Information to Bolle and Bolle will disclose Bolle Confidential Information to Alyn on the following terms:

                           (a) The recipient will receive, maintain, and hold
Confidential Information in strict confidence and will, at a minimum, use the same level of care in safeguarding it that it uses with its own confidential material of a similar nature;

                           (b) The recipient will take all such steps as may be
reasonably necessary to prevent the disclosure of Confidential Information; and

                           (c) The recipient will not utilize Confidential
Information, other than strictly
for meeting its obligations hereunder, without first having obtained the disclosing Party's written consent to such utilization.

                           8.2. Exclusions from Confidential Information. The
commitments set forth in Section 8.1 above shall not extend to any portion of Confidential Information:

                           (a) which is known to the recipient prior to
disclosure or is information generally available to the public;

                           (b) which was not acquired, directly or indirectly
and/or in any manner, from the disclosing Party and which the recipient lawfully had in its possession prior to the Effective Date;

                           (c) which, hereafter, through no act or omission on
the part of the recipient, becomes information generally available to the public;

                           (d) which corresponds in substance to information
furnished to the recipient on a nonconfidential basis by any third party having a legal right to do so; or

                           (e) which is required to be disclosed in response to
legal process, or to the extent a Party is advised by counsel that such action is required or advisable to comply with federal or state laws or regulations; provided that the Party whose Confidential Information is being disclosed is notified in writing by the disclosing Party so as to allow an opportunity for the Party whose Confidential Information is being disclosed to seek a protective order or other relief.

                           8.3. Term of Confidential Obligation. The
obligations of each Party regarding Confidential Information received from the other Party and regarding Joint Confidential Information shall survive termination of this Agreement for a period of three Years.

                           8.4. Inventions.

                           (a) Patentable or potentially patentable inventions
arising during the term of this Agreement as a direct result of work performed hereunder ("Inventions") shall be the property of either party alone or both parties jointly, depending on the inventorship thereof.

                           (b) Each Party shall promptly and fully disclose to
the other Party each Invention upon its conception and/or its reduction to practice.

                           (c) Each Party shall have the first right, after
consultation with the other Party, to file, prosecute, issue and maintain patent applications and patents covering Inventions as to which it has an ownership interest. If either Party elects not to do so, and if patent coverage licensed to the other Party is potentially available, then it shall offer to the other Party the opportunity to pursue such patent applications and patents.

                           8.5. Transfer of Ownership; Return of Information

                           (a) Neither this Agreement nor any disclosure made
hereunder by either Party shall be deemed, by implication or otherwise, to vest in the recipient any ownership right to any patents, trademarks, Confidential Information, or trade secrets.

                           (b) At any time upon written request by the
disclosing Party, (i) its Confidential Information, including any copies, shall be destroyed or returned to the disclosing Party (with the exception of a single copy thereof which may be kept by the recipient to establish the extent of disclosure of Confidential Information by the disclosing Party) and (ii) all documents, drawings, sketches, models, designs, data, memoranda, tapes, records, and any other material whatsoever developed by the recipient which relates to such Confidential Information, including all copies and/or any other form of reproduction and/or description thereof made by the recipient (with the exception of a single copy thereof which may be kept by the recipient to establish the extent of disclosure of Confidential Information by the disclosing Party), shall be returned to the disclosing Party or destroyed.

                                   ARTICLE 9.

                                INDEMNIFICATION

                           9.1. Indemnification by Alyn. Alyn shall indemnify
and hold harmless Bolle and its officers, directors, shareholders, agents, employees and Affiliates (collectively, "Bolle") from and against any and all liability, damage, loss, cost, or expense (including reasonable attorneys' fees and disbursements) resulting from any third party claim made, investigation, product recall, or legal proceeding (individually and collectively, a "Proceeding") brought against Bolle or to which Bolle is subject to the extent such Proceeding arises or is alleged to arise as a result of (i) Alyn's negligence or willful misconduct; (ii) Alyn's breach of any of its representations or warranties set forth herein; (iii) Alyn's material breach of any of the other terms of this Agreement, or (iv) is otherwise caused by or arises or is alleged to arise out of the manufacture, storage, or sale of any Product by Alyn. Upon being notified of any such Proceeding, Bolle shall promptly notify Alyn in writing thereof and shall permit Alyn, at the sole cost and expense to Alyn, to defend and control the defense of such Proceeding. Bolle shall have the right to participate in the defense of such Proceeding at its own expense to the extent Bolle's interests may be affected in such Proceeding.

                           9.2. Indemnification by Bolle. Bolle shall indemnify
and hold harmless Alyn and its officers, directors, shareholders, agents, employees and Affiliates (collectively, "Alyn") from and against any and all liability, damage, loss, cost, or expense (including reasonable attorneys' fees and disbursements) resulting from any third party claim made, investigation, product recall, or legal proceeding (individually and collectively, a "Proceeding") brought against Alyn or to which Alyn is subject to the extent such Proceeding arises or is alleged to arise as a result of (1) Bolle's negligence or willful misconduct; (ii) Bolle's breach of any of its representations or warranties set forth herein; (iii) Bolle's material breach of any of the other terms of this Agreement; (iv) is made in connection with a Bolle Product and arises or is alleged to arise other than from breach of the Product warranties made by Alyn to Bolle herein; or (v) is otherwise caused by or arises or is alleged to arise out of the marketing, distribution or sale of a Bolle Product by Bolle, including (but not by way of limitation) by reason of infringement on any trademark or other contravention or violation of any right or property interest of any other individual person, firm, company, corporation or other entity. Upon being notified of any such claim, investigation or legal proceeding, Alyn shall promptly notify Bolle in writing thereof and shall permit Bolle at its sole cost and expense to defend and control the defense of such claim or legal proceeding. Alyn shall have the right to participate in the defense of such claim or legal proceeding at its own expense to the extent that Alyn's interests may be affected in such Proceeding.

                                  ARTICLE 10.

                                  TERMINATION

                           10.1. Term. The term ("Term") of this Agreement
shall be three (3) years from the date of the first commercial shipment of Product from Alyn to Bolle or, unless the Term hereof is extended by mutual agreement of the Parties, in accordance with the provisions of Article 5 hereof, or, unless earlier terminated, in accordance with the terms and conditions hereof. If Bolle does not meet the purchase requirements described in Article 4.1, subject to the cure periods contained in Schedule 4.1, or fails to deliver the completed design information for the first Product by February 1, 1998 that would allow fulfillment of the initial purchase order, then Alyn can terminate this Agreement and shall be free thereupon to enter into an exclusive customer relationship relating to frames for sunglasses with any person, firm or entity. If Alyn cannot, after using reasonable efforts, produce a commercial product by June 30, 1998, either party can terminate this agreement. However, when Alyn is able to produce commercial Products, Alyn will offer Bolle the right to be the exclusive customer on terms similar to those outlined in this Agreement.

                           10.2. Termination By Non-Breaching Party. In
addition and subject to Alyn's right to terminate the exclusive customer relationship set forth in this Agreement pursuant to Article 5 hereof, Alyn or Bolle may immediately terminate this Agreement upon giving written notice thereof to the other Party in the event that the other Party shall have breached or defaulted in any material respect in the performance of an obligation imposed on such other Party hereunder; provided, that in the case of a breach or default other than a failure to make a payment when due, the non-breaching Party shall have notified the breaching Party in writing of such breach or default, and within thirty (30) calendar days after the date of such notice, the breaching Party shall not have cured such breach or default, and, provided further, however, that in the case of a breach or default that involves the failure to make a payment when due, the non-breaching Party shall have notified the breaching Party in writing of such breach or default and, within five (5) business days after the date of such notice, the breaching Party shall not have cured such breach or default.

                           10.3. Effect of Termination. If this Agreement is
terminated pursuant to the provisions of this Article 10, the provisions of this Agreement that have been designated to survive termination shall so survive and, in addition, Bolle and Alyn shall be bound by the following provisions:

                           10.3.1. Pending Purchase Orders. All pending
Purchase Orders placed by Bolle on or before the receipt of a notice of termination for any Product shall be fulfilled by Alyn, delivered on the Delivery Dates requested by Bolle, and be paid for in accordance with the terms and provisions hereof, provided, however, if this Agreement is terminated pursuant to the provisions of Section 10.2 and Bolle is the breaching or defaulting Party, then Alyn, upon such termination, shall have no further obligation to fulfill any outstanding Purchase Order unless the purchase price with respect to such Purchase Order shall have been paid in advance.

                   10.3.2. Sale of Remaining Inventory. Subsequent to termination of this Agreement Bolle shall have the right to continue to market, sell, and distribute its entire inventory on hand of any Product or Bolle Product, provided, however, if this Agreement is terminated pursuant to the provisions of Section 10.2 and Bolle is the breaching or defaulting Party, then Bolle shall liquidate such entire inventory on hand in a fashion that is reasonably expected to minimize any resulting damages to the Boralyn (Registered Trademark) trademark as promptly as reasonably practicable.

                   10.3.3. Return of Confidential Information. After this Agreement is terminated, all Confidential Information shall be immediately returned by the recipients to the disclosing Parties as set forth in Section 8.3.

                                  ARTICLE 11.

                                   INSURANCE

                   11.1. Required Limits. Bolle and Alyn shall each maintain insurance in at least the following amounts:

                           (a) Commercial General Liability insurance,
including premises, products, operations, and contractual coverage, in the total amount of not less than $2,000,000 per claim;

                           (b) Umbrella insurance for Commercial General
Liability, bodily injury or property damage in the total amount of not less than $2,000,000 per occurrence and $ 10,000,000 annual aggregate; and

                           (c) Workers' Compensation insurance in the amount
required by law.

                   11.2. Certificates of Insurance

                           (a) Bolle shall have its insurance carrier or
carriers furnish to Alyn certificates that all insurance required under this Agreement is in force, such certificates to indicate any deductible and/or self-insured retention, and the effective expiration dates of policies, and such certificates to stipulate that Alyn shall be given written notice of all cancellation, non-renewal, or material changes in the policy.

                           (b) Alyn shall have its insurance carrier or
carriers furnish to Bolle certificates that all insurance required under this Agreement is in force, such certificates to indicate any deductible and/or self-insured retention, and the effective expiration dates of policies, and such certificates to stipulate that Bolle shall be given written notice of all cancellation, non-renewal, or material changes in the policy.

                                  ARTICLE 12.

                                   PUBLICITY

                  Except as set forth hereinbelow, none of Alyn, Bolle or any of their respective Affiliates (the "Proposing Party") shall cause or permit the oral or written release of any statement, press release, advertisement, information, publicity or public statement (individually or collectively, a "Release") referring to this Agreement or the other Party without the other Party's prior written approval which shall not be unreasonably withheld or delayed following five (5) days' written notice from the Proposing Party. Further, if any of Alyn, Bolle or any of their respective Affiliates determines, upon advice of counsel, that it is required by law to issue a Release, such Party shall notify the other Party of this determination and provide the other Party a reasonable opportunity to review such Release and to make such reasonable changes not conflicting with applicable requirements of law. In the event that applicable securities laws or stock exchange listing obligations require the filing of this Agreement, the filing Party shall apply to have the information contained in Schedules 1.9, 3.1 and 4.1 of this Agreement filed on a confidential basis.

                                  ARTICLE 13.

                                 MISCELLANEOUS

                   13.1. Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of California, without giving effect to the principles of choice of law of such state. The Parties hereby consent to personal jurisdiction in the United States District Court for the Central District of California, Southern Division, and waive any and all personal rights under the law of any jurisdiction to object on any basis (including, without limitation, inconvenience of forum) to jurisdiction of such court for the purpose of such litigation to enforce this Agreement or any rights of either Party with respect to the subject matter hereof.

                   13.2. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

                   13.3. Headings. The headings of the Articles and Sections of this Agreement are intended solely for convenience and shall not be deemed to constitute part of this Agreement or to affect the construction or interpretation hereof.

                   13.4. Severability. In the event that a court of competent jurisdiction holds that particular provisions or requirements of this Agreement are in violation of any law of the United States or any state thereof, such provisions or requirements shall not be enforced except to the extent they are not in violation of any such law, and all other provisions and requirements of this Agreement shall remain in full force and effect.

                   13.5. Force Majeure. Any delay in the performance of any of the duties or obligations of either Party hereto (except the payment of money owed) shall not be considered a breach of this Agreement and the time required for performance shall be extended for a period equal to the period of such delay, provided that such delay has been caused by or is the result of any acts of God; acts of the public enemy; insurrections; war; riots; embargoes, labor disputes, including strikes, lockouts, job actions, or boycotts; fires; explosions; floods; shortages of material or energy; delay in transportation; any orders, actions or regulations of any governmental or regulatory authority that will prohibit either Party from ordering or furnishing their respective products or performing any other aspect of their respective obligations under this Agreement; or other unforeseeable causes beyond the control and without the fault or negligence of the Party so affected. The Party so affected shall give prompt notice to the other Party of such cause, and shall take whatever reasonable steps are necessary to relieve the effect of such cause as rapidly as possible.

                   13.6. Notices. All notices hereunder, other than day-to-day communications, shall be in writing and delivered (i) personally, (ii) by registered or certified mail, postage prepaid, (iii) by overnight courier service, or (iv) by facsimile, confirmed promptly by one of the foregoing delivery methods, to the following addresses of the respective Parties:

                  If to Bolle, individual copies to:

                  Gary Kiedaisch
                  Chief Executive Officer
                  Bolle Inc.
                  555 Theodore Fremd Avenue
                  Rye, NY 10580
                  Phone:       (914) 967-9400
                  Fax:         (914) 967-9405
                  with a copy to:

                  Robert L. Lawrence, Esq.
                  Kane Kessler LLC
                  1350 Avenue of the Americas
                  New York, NY 10019
                  Phone: (212) 541-6222
                  Fax:   (212) 245-3009

                  If to Alyn, individual copies to:

                  Robin A. Carden, President and
                    Chief Executive Officer, and
                  Walter Menetrey, Chief Operating Officer
                  Alyn Corporation
                  16761 Hale Avenue
                  Irvine, CA 92715
                  Phone: (714) 475-1525
                  Fax:   (714) 475-1531

                  with a copy to:

                  Gerald A. Eppner, Esq.
                  Battle Fowler LLP
                  75 East 55th Street
                  New York, New York 10022
                  Phone: (212) 856-8077
                  Fax:   (212) 856-7823

                  Notices shall be effective: (a) upon receipt if personally delivered or delivered by confirmed facsimile; (b) on the fifth business day following the date of mailing, if mailed; and (c) upon receipt, if sent by overnight courier service. A Party may change its address listed above by notice to the other Party.

                   13.7. Waiver; Modification of Agreement. No waiver or modification or amendment of any of the terms of this Agreement, including Schedules and Exhibits, shall be valid unless in writing and signed by authorized representatives of both Parties hereto. Failure by either Party to enforce any rights under this Agreement shall not be construed as a waiver of such rights nor shall a waiver by either Party in one or more instances be construed as constituting a continuing waiver or as a waiver in other instances.

                   13.8. Entire Agreement. This Agreement constitutes the entire agreement between the Parties concerning the subject matter hereof and supersedes all written or oral prior agreements or understandings with respect thereto. No course of dealing or usage of trade shall be used to modify the terms hereof except as expressly set forth otherwise herein.

                   13.9. Assignment. This Agreement shall not be assigned by either Party without the prior written consent of the other Party, which consent shall not be unreasonably withheld; provided that either Bolle or Alyn may assign its rights and obligations hereunder in whole or in part, to its Affiliates. Any assignment according to the terms of this section shall be binding upon, inure to the benefit of, and be enforceable by, the assignee and any successors in interest of the assignee. Such assignment shall not release or relieve Bolle or Alyn, as the case may be, of any of its duties and/or obligations under this Agreement. Consent to one assignment shall not be deemed consent for any subsequent assignments.

                   13.10. Remedies. In addition to the right to terminate this Agreement upon the breach or default of a Party, the other Party shall be entitled to any other remedies to which it may be entitled at law or in equity including, but not limited to, monetary damages. The provisions concerning remedies contained in Article 5 of this Agreement shall, with respect to matters that are the subject of said Article 5, supersede the provisions of this Section 13.10.

                   13.11. Superseeding Provisions. The provisions of this Agreement shall supersede any inconsistent provisions in any Purchase Order and shall be interpreted and construed in accordance with this Section 13.11 and
Section 4.4 hereof.

                  IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized officers on the respective dates hereinafter set forth:

BOLLE INC.                                 ALYN CORPORATION



By:/s/ Gary Kiedaisch                            By:/s/ Robin A. Carden
   ---------------------------                      ---------------------------
           C.E.O.                                Robin A. Carden
                                                 President & Chief Executive
                                                 Officer

                                  SCHEDULE 1.9

                              PRODUCT DESCRIPTION

                                Type/Description
                                   of Product

Frames and temple pieces used in non-prescription sunglasses using precision pressure cast Boralyn (Registered Trademark)(Registered Trademark) material. It is recognized that the Boralyn (Registered Trademark)(Registered Trademark) frames and temple pieces can be sold, on a non-exclusive basis, to the prescription market in the form of "Frame Only" condition. Alyn will give Bolle written notice at least one week prior to signing any Agreement to manufacture "frame only" product with orders exceeding $100,000 per annum.

Bolle intends to launch three styles initially, a metal Breakaway (Registered Trademark), a modified Escape (Registered Trademark), and one completely new design. It is Bolle's intent to have the Bolle Boralyn (Registered Trademark)(Registered Trademark) collection as a significant segment of their metals marketing campaign. It is acknowledged that Bolle may continue to sell its existing metal product line.

                                  SCHEDULE 4.1

                               MINIMUM PURCHASES
                  TO MAINTAIN EXCLUSIVE CUSTOMER RELATIONSHIP

To maintain the exclusive customer relationship, the minimum quantities to be ordered in any sales year by Bolle are:

                                Sales Year                      Number of Units

Minimum Quantities              Year 1                          100,000
                                Year 2                          150,000
                                Year 3                          200,000

Renewal Quantities              Year 4                          250,000
                                Year 5                          275,000
                                Year 6                          300,000

In any sales quarter, Bolle will purchase at least 13.5% of the minimum for that sales year.

        Minimum                 Q1           Q2           Q3       Q4
        Cumulative
        Purchases               13.5%        30%          50%      100%

If, in any quarter, Bolle falls short of these minimums, Bolle will have ninety
(90) days to catch-up and cure. If, in any year, Bolle falls short of the minimums, Bolle will have thirty (30) days to catch-up and cure.

The first sales year begins on the first day of commercial shipments from Alyn to Bolle.

                                  SCHEDULE 5.1

                            ORDER TO BE PLACED UPON
                              AGREEMENT SIGNATURE

50,000 Units               Frames and Temple Pieces for
                             Glasses in Accordance with
                               Drawing No:________ @ $10.75 per Unit = $537,500



                  Delivery by June 30, 1998